UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Dow Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

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YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR PROXY TODAY

March 17, 2026

Dear Fellow Stockholders,

We recently distributed proxy materials of Dow Inc. (“Dow”) in connection with the 2026 Annual Meeting of Stockholders to be held on April 9, 2026. Your vote and your support are important at this year’s meeting.

We want to highlight a specific agenda item for this year’s Annual Meeting. In addition to requesting your support for the election of our directors, say on pay, one year for frequency of say on pay, and the ratification of our auditor appointment, we ask for your support to vote FOR Agenda Item 4, the Amendment to the 2019 Stock Incentive Plan (“SIP”). Your attention to this proposal is appreciated.

Dow requests that stockholders approve the Amendment to the SIP as adopted by the Board on February 12, 2026 (the “Amendment”) in accordance with the recommendation of the Board’s Compensation and Leadership Development Committee. Approval of the Amendment will allow us to successfully compete for employee talent over the next few years and meet our future needs to attract, motivate and retain key members of our workforce to support the execution of our business strategy with the goal of enabling greater shareholder returns.

The Amendment provides for an increase in the number of shares available for issuance under the SIP. This request is intended to cover the anticipated share usage for at least the next three years which aligns with peer practices, where large S&P 500 companies typically seek shareholder approval for additional shares every three to five years. The resulting annual dilution (burn rate) from our grants over the past three years has averaged below 1% per year.

The Board of Directors recommends a vote FOR the election of all of our directors, FOR the say on pay proposal, 1 YEAR for the say on frequency of say on pay proposal, FOR the ratification of our auditor appointment and FOR the Amendment to our 2019 Stock Incentive Plan.

We encourage you to carefully review the Proxy Statement dated February 27, 2026 for more details on our 2026 Annual Meeting agenda.

On behalf of your Board of Directors, thank you for your cooperation and continued support. We appreciate your vote.

Sincerely,

Jim Fitterling

Chair and Chief Executive Officer

Midland, Michigan USA

Dow Inc.

Letter to Stockholders

March 17, 2026

Voting is easy—have your control number ready and either call the number or go online to follow the instructions on the proxy card or the voting instruction form. You can also vote by mailing your completed proxy card or the voting instruction form in the pre-paid envelope provided.

If you hold shares in multiple accounts, please vote each proxy card and voting instruction form you receive to ensure that all your shares are represented at the 2026 Annual Meeting.

Please vote. Your vote is important no matter how many shares you hold.

2026 Annual Meeting of Stockholders Agenda Item		Board Vote Recommendation
1:	Election of Directors	FOR
2:	Advisory Resolution to Approve Executive Compensation (Say on Pay)	FOR
3:	Advisory Resolution on the Frequency of Future Advisory Votes to Approve Executive Compensation (Frequency of Say on Pay)	1 YEAR
4:	Approval of the Amendment to the 2019 Stock Incentive Plan	FOR
5:	Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2026	FOR

If you have any questions or need assistance voting your shares,

please call our proxy solicitor, D.F. King & Co., Inc., toll-free at 1-866-342-4884.